CERTIFICATIONS

I, Henry Gabbay, certify that:

1.	I have reviewed this report on Form N-SAR of
BlackRock California Investment Quality
Municipal Trust;
2.	Based on my knowledge, this report does not
contain any untrue statement of a material fact
or omit to state a material fact necessary to
make the statements made, in light of the
circumstances under which such statements
were made, not misleading with respect to the
period covered by this report;
3.	Based on my knowledge, the financial
information included in this report, and the
financial statements on which the financial
information is based, fairly present in all
material respects the financial condition, results
of operations, changes in net assets, and cash
flows (if the financial statements are required to
include a statement of cash flows) of the
registrant as of, and for, the periods presented in
this report;
4.	The registrant's other certifying officers and I
are responsible for establishing and maintaining
disclosure controls and procedures (as defined
in rule 30a-2(c) under the Investment Company
Act) for the registrant and have;
a.	designed such disclosure controls and
procedures to ensure that material
information relating to the registrant,
including its consolidated subsidiaries, is
made known to us by others within those
entities, particularly during the period in
which this report is being prepared;
b.	evaluated the effectiveness of the
registrant's disclosure controls and
procedures as of a date within 90 days
prior to the filing date of this report (the
"Evaluation Date"); and
c.	presented in this report our conclusions
about the effectiveness of the disclosure
controls and procedures based on our
evaluation as of the Evaluation Date;
5.	The registrant's other certifying officers and I
have disclosed, based on our most recent
evaluation, to the registrant's auditors and the
audit committee of the registrant's board of
directors (or persons performing the equivalent
functions):
a.	all significant deficiencies in the design
or operation of internal controls which
could adversely affect the registrant's
ability to record, process, summarize,
and report financial data and have
identified for the registrant's auditors any
material weaknesses in internal controls;
and
b.	any fraud, whether or not material, that
involves management or other
employees who have a significant role in
the registrant's internal controls; and
6.	The registrant's other certifying officers and I
have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:_12/26/2002_______________

/s/ Henry Gabbay


Henry Gabbay
Treasurer and
Principal Financial
	Officer



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